Exhibit 99.1

FORM NO. 7

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF INCREASE OF SHARE CAPITAL OF

Nabors Industries Ltd.

____________________________________________________________________________

(hereinafter referred to as "the Company")

DEPOSITED in the office of the Registrar of Companies on the 22nd day of April, 2020, in accordance with the provisions of section 45(3) of the Companies Act 1981.

Minimum Share Capital of the Company	US$	12,000.00

Authorised Share Capital of the Company	US$	825,000.00

Increase of Share Capital as authorised by a resolution passed at a general meeting of the Company on the 20th day of April, 2020	US$	800,000.00

AUTHORISED SHARE CAPITAL AS INCREASED	US$	1,625,000.00

/s/Catherine J. Lymbery
Catharine J. Lymbery
Assistant Secretary

DATED THIS 22nd day of April, 2020.

NOTE:	This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.